CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N1-A of EntrepreneurShares Series Trust and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of the ERShares Global Entrepreneurs, a series of EntrepreneurShares Series Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 27, 2025